UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2017

Regional Management Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-35477	57-0847115
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

979 Batesville Road, Suite B

Greer, South Carolina 29651

(Address of principal executive offices) (zip code)

(864) 448-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On August 30, 2017, following approval by the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Regional Management Corp. (the “Company”), the Company entered into employment agreements (each, an “Agreement,” and collectively, the “Agreements”) with each of Donald E. Thomas, the Company’s Executive Vice President and Chief Financial Officer; Daniel J. Taggart, the Company’s Senior Vice President and Chief Risk Officer; and Brian J. Fisher, the Company’s Vice President, General Counsel, and Secretary (each such individual, an “Executive,” and collectively, the “Executives”). The Agreements replace the Executives’ existing offer letters with the Company. Each Agreement became effective as of August 30, 2017 (the “Effective Date”), and has a term of three years from the Effective Date (the “Employment Term”). In addition, the Company entered into a First Amendment to Employment Agreement, dated as of August 30, 2017, with Peter R. Knitzer (the “Knitzer Amendment”), and a First Amendment to Employment Agreement, dated as of August 30, 2017, with John D. Schachtel (the “Schachtel Amendment” and, together with the Knitzer Amendment, the “Amendments”). The Amendments are effective as of August 30, 2017. The following summary of the Agreements and the Amendments is not complete and is qualified in its entirety by reference to the full text of such agreements and amendments, copies of which are attached as Exhibit 10.1 through Exhibit 10.5 to this Current Report on Form 8-K and incorporated herein by reference.

Employment Agreements

Mr. Thomas’ Agreement provides for, among other things, (1) a base salary of $342,000 per year; (2) the opportunity to earn an annual bonus award under the Company’s Annual Incentive Plan based upon the achievement of performance targets established by the Committee (a “Cash Incentive Opportunity”), with a target bonus opportunity equal to no less than 100% of his base salary; and (3) the opportunity to earn long-term incentive, equity, and/or equity-based awards (an “Equity Incentive Opportunity”) under the Company’s 2015 Long-Term Incentive Plan, or any successor plan (the “Stock Plan”), in the sole discretion of the Board or the Committee. Commencing in 2018, and for the remainder of the Employment Term, Mr. Thomas will be eligible to receive an annual base salary, Cash Incentive Opportunity, and Equity Incentive Opportunity totaling in the aggregate at least $1,197,000 (subject, in each case, to the achievement of any performance or service criteria established by the Committee in its discretion, as described below). In addition, in order to provide Mr. Thomas with post-termination exercise benefits with respect to certain nonqualified stock options awarded to him under the Company’s 2011 Stock Incentive Plan that are similar to the post-termination exercise benefits granted to the Company’s other executives in the event of certain qualifying terminations, Mr. Thomas’ Agreement provides that certain of Mr. Thomas’ stock option award agreements shall be amended in order to extend the expiration of the post-termination exercise period for any vested and exercisable options to the earlier of (i) the fifth anniversary of Mr. Thomas’ termination date, and (ii) the tenth anniversary of the applicable award grant date, in the event that Mr. Thomas’ employment is terminated for any reason other than by the Company for “cause” (as defined in the applicable stock option award agreement).

Mr. Taggart’s Agreement provides for, among other things, (1) a base salary of $318,000 per year; (2) a Cash Incentive Opportunity, with a target bonus opportunity equal to no less than 100% of his base salary; and (3) an Equity Incentive Opportunity under the Stock Plan, in the sole discretion of the Board or the Committee. Commencing in 2018, and for the remainder of the Employment Term, Mr. Taggart will be eligible to receive an annual base salary, Cash Incentive Opportunity, and Equity Incentive Opportunity totaling in the aggregate at least $954,000 (subject, in each case, to the achievement of any performance or service criteria established by the Committee in its discretion, as described below).

Mr. Fisher’s Agreement provides for, among other things, (1) a base salary of $240,000 per year; (2) a Cash Incentive Opportunity, with a target bonus opportunity equal to no less than 100% of his base salary; and (3) an Equity Incentive Opportunity under the Stock Plan, in the sole discretion of the Board or the Committee. Commencing in 2018, and for the remainder of the Employment Term, Mr. Fisher will be eligible to receive an annual base salary, Cash Incentive Opportunity, and Equity Incentive Opportunity totaling in the aggregate at least $720,000 (subject, in each case, to the achievement of any performance or service criteria established by the Committee in its discretion, as described below).

Pursuant to the Agreements, the Committee has discretion to adjust base salaries, determine allocations between Cash Incentive Opportunities and Equity Incentive Opportunities, establish performance and/or multi-year service criteria, and determine if and to the extent any incentive compensation is earned and payable based on the attainment of performance criteria and other terms and conditions established by the Committee, and further subject to the terms and conditions of the applicable Company incentive plan and related award agreements (including, if applicable under any such plan or award agreement, multi-year vesting).

The Company will also provide the Executives with benefits generally available to its other employees, which may include medical and retirement plans, in addition to the use of a mobile phone and reasonable travel expenses.

If an Executive’s employment is terminated by the Company without “cause,” by the Executive as a result of “good reason,” or due to the Executive’s “disability” (each as defined in the applicable Agreement), such Executive will be entitled to receive: (1) accrued but unpaid salary through his termination date; (2) an amount equal to his salary in effect on the termination date, payable over a period of 12 months following his termination date; (3) an amount equal to his “average bonus” (as defined in the applicable Agreement) determined as of the termination date, payable over a period of 12 months following his termination date; (4) the pro-rata portion of any bonus for the year in which termination occurs, to the extent earned, plus, if his termination occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year; (5) reimbursement of COBRA premiums for continuation coverage under the Company’s group medical plan for 12 months following his termination date, so long as he is not entitled to obtain insurance from a subsequent employer; (6) reasonable outplacement service expenses for 12 months following his termination date, which shall not exceed $25,000; and (7) reimbursement of expenses incurred prior to termination. If an Executive’s employment is terminated by the Company without “cause” or by an Executive as a result of “good reason,” and such termination occurs within six months before or one year after the effective date of a “change of control” (as defined in the applicable Agreement), then the amounts described in clauses (2) and (3) of the foregoing sentence shall be increased by a factor of 100% (for a total of two times salary and average bonus).

The amounts that an Executive will be entitled to receive in the event that his employment terminates due to disability will be reduced by the amount of any disability benefits paid to such Executive pursuant to any disability insurance, plan, or policy provided by the Company to or for the benefit of such Executive. If any disability benefits paid to an Executive pursuant to any disability insurance, plan, or policy provided by the Company are not subject to local, state, or federal taxation, then the Company’s severance obligations in the event of termination due to such Executive’s disability will be reduced by an amount equal to the gross taxable amount that the Company would have been required to pay in order to yield the net, after-tax benefit that such Executive actually received pursuant to such disability insurance, plan, or policy.

If an Executive’s employment terminates due to his death, such Executive, his designated beneficiary, or his estate, as applicable, will be entitled to receive: (1) accrued but unpaid salary prior to his death; (2) reimbursement of expenses incurred prior to his death; and (3) the pro-rata portion of any bonus for the year in which his death occurs, to the extent earned, plus, if his death occurs after year-end but before the bonus for the preceding year is paid, the bonus for the preceding year. If the Company terminates an Executive’s employment with “cause” or if an Executive voluntarily terminates his employment, he is entitled only to accrued but unpaid salary and expense reimbursements through his termination date. In the case of voluntary termination of employment, if termination occurs after year-end but before the bonus for the preceding year is paid, the Executive is also entitled to payment of the bonus for the preceding year.

An Executive’s receipt of severance benefits will be subject to the Executive’s execution of a release of claims in a form substantially similar to the form of release attached to the Agreement and within the time period specified in the Agreement.

Each Executive is also subject to various restrictive covenants, and his entitlement to certain benefits is contingent upon his compliance with such covenants. Specifically, each Executive is subject to a covenant not to disclose the Company’s confidential information during his employment and at all times thereafter, a covenant not to compete during his employment and for a period of one year following his termination of employment, a covenant not to solicit competitive “business services” through or from “loan sources” (each as defined in the Agreement) during his employment and for a period of one year following his termination of employment, a covenant not to solicit or hire Company employees during his employment and for a period of one year following his termination of employment, and a non-disparagement covenant effective during the employment term and at all times thereafter. Each Executive’s covenant not to compete is limited to an area within twenty-five miles of any Company branch or other office.

In addition, each Executive shall abide by any equity retention policy, compensation recovery policy, stock ownership guidelines, or other similar policies maintained by the Company.

Amendments to Employment Agreements

Each of the Knitzer Amendment and the Schachtel Amendment allows the Company, at its option, to provide Mr. Knitzer and Mr. Schachtel, respectively, with the opportunity to elect to include the amount of any disability insurance premiums paid by the Company pursuant to any disability insurance, plan, or policy as taxable income to Mr. Knitzer or Mr. Schachtel, respectively. If Mr. Knitzer or Mr. Schachtel elects to include such amount in his taxable income, the applicable Amendment provides that the Company shall reimburse Mr. Knitzer or Mr. Schachtel, as applicable, for all applicable federal, state, and local income and payroll taxes paid by him resulting from such election. The Knitzer Amendment clarifies that if any disability benefits paid to Mr. Knitzer pursuant to any disability insurance, plan, or policy provided by the Company are not subject to local, state, or federal taxation, then the Company’s severance obligations in the event of termination due to Mr. Knitzer’s disability will be reduced by an amount equal to the gross taxable amount that the Company would have been required to pay in order to yield the net, after-tax benefit that Mr. Knitzer actually received pursuant to such disability insurance, plan, or policy.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

10.1	First Amendment to Employment Agreement, dated August 30, 2017, between Peter R. Knitzer and Regional Management Corp.

10.2	First Amendment to Employment Agreement, dated August 30, 2017, between John D. Schachtel and Regional Management Corp.

10.3	Employment Agreement, dated August 30, 2017, between Donald E. Thomas and Regional Management Corp.

10.4	Employment Agreement, dated August 30, 2017, between Daniel J. Taggart and Regional Management Corp.

10.5	Employment Agreement, dated August 30, 2017, between Brian J. Fisher and Regional Management Corp.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Regional Management Corp.

Date: September 1, 2017	By:	/s/ Donald E. Thomas
Donald E. Thomas Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

10.1	First Amendment to Employment Agreement, dated August 30, 2017, between Peter R. Knitzer and Regional Management Corp.

10.2	First Amendment to Employment Agreement, dated August 30, 2017, between John D. Schachtel and Regional Management Corp.

10.3	Employment Agreement, dated August 30, 2017, between Donald E. Thomas and Regional Management Corp.

10.4	Employment Agreement, dated August 30, 2017, between Daniel J. Taggart and Regional Management Corp.

10.5	Employment Agreement, dated August 30, 2017, between Brian J. Fisher and Regional Management Corp.

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